Exhibit 107

Calculation of Filing Fee Tables

Form S-3

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type(1)	Security Class Title	Fee Calculation Rule		Amount Registered(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	—		—	—	—	—	—
Equity	Preferred Stock, $0.0001 par value per share	—		—	—	—	—	—
Other	Securities Purchase Contracts	—		—	—	—	—	—
Other	Debt Securities	—		—	—	—	—	—
Other	Warrants	—		—	—	—	—	—
Other	Subscription Rights	—		—	—	—	—	—
Other	Units(4)	—		—	—	—	—	—
Unallocated (Universal) Shelf	—	457	(o)	—	—	$300,000,000	0.00014760	$44,280
Total Offering Amounts								44,280
Total Fees Previously Paid								—
Total Fee Offsets								$38,940
Net Fee Due								$5,340

(1)         Represents securities that may be offered and sold from time to time in one or more offerings by Lindblad Expeditions Holdings, Inc.

(2)         There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock and securities purchase contracts; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase common stock, preferred stock, debt securities, securities purchase contracts and/or units; such indeterminate number of subscription rights; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300 million. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, principal amount of debt securities, rights, and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities that provide for conversion or exchange; upon exercise of warrants; pursuant to the terms of any units; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar events.

(3)         The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)         Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lindblad Expeditions Holdings, Inc.	S-3	333-238847	(5)	06/05/2020	$38,940	Unallocated (Universal) Shelf	(5)	(5)	$300,000,000	N/A
Fee Offset Sources	Lindblad Expeditions Holdings, Inc.	S-3	333-238847	06/01/2020							$38,940

(5)

On June 1, 2020, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-238847), amended on June 5, 2020, (the “Prior Registration Statement”), which registered an aggregate amount of $300,000,000 of common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts and units to be offered by the registrant from time to time. No securities were sold pursuant to the Prior Registration Statement and the Prior Registration Statement has expired and all offerings thereunder have been completed or terminated. As a result, the registrant has $38,940 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.